FOR IMMEDIATE RELEASE

NORWOOD FINANCIAL CORP. ANNOUNCES FIRST QUARTER EARNINGS

April 18, 2014
Lewis J. Critelli, President and Chief Executive Officer of Norwood Financial Corp. (Nasdaq Global Market – NWFL) and its subsidiary, Wayne Bank, announced earnings of $1,964,000 for the three months ended March 31, 2014 which represents a decrease from the $2,308,000 recorded during the same three month period of last year.  Earnings in 2013 were higher due to $770,000 of proceeds from a bank-owned life insurance policy that was recorded in the first quarter of 2013, some of which was offset by higher core earnings in the current year.  Earnings per share on a fully diluted basis were $.54 in the first quarter of this year compared to $.63 in the first quarter of 2013.  The annualized return on average assets was 1.13% in the first quarter of 2014 and the annualized return on average equity was 8.46%.
Total assets were $703.2 million as of March 31, 2014, an increase of $22.5 million compared to the prior year total.  Total loans increased $17.3 million compared to March 31, 2013 notwithstanding the sale of $1.0 million of residential mortgage loans to reduce the Company’s interest rate risk position during the current year.  Residential mortgage loan balances increased $3.2 million, commercial financing increased $11.2 million, construction loans increased $6.7 million and installment loans grew $1.3 million, while commercial real estate loans have decreased $5.1 million compared to the prior year.  Total deposits increased $4.4 million over the past twelve months which includes a $9.0 million increase in non-interest bearing demand deposits.  Stockholders’ equity increased $1.3 million during the past year, due principally to the retention of earnings.
Non-performing assets totaled $10.9 million or 1.55% of total assets at March 31, 2014 comprised of $9.5 million of non-performing loans and $1.4 million of foreclosed real estate owned, compared to $10.6 million of non-performing assets or 1.48% of total assets at December 31, 2013. The increase recorded during the quarter includes the transfer of four properties into foreclosed real estate owned with a carrying value of $383,000.  As of March 31, 2013, non-performing assets totaled $13.7 million.  Net charge-offs for the three month period ending March 31, 2014 were $400,000 which represents a decrease compared to $576,000 of net charge-offs in the first quarter of last year.  Based on the current composition of the loan portfolio, management determined that it would be prudent to provide additional reserves and added $420,000 to the allowance for loan losses compared to $800,000 during the same period of last year.  The decrease in the provision for loan losses reflects the lower levels of net charge-offs and non-performing assets. The allowance for loan losses was 1.15% of total loans outstanding on March 31, 2014 compared to 1.13% on December 31, 2013 and 1.20% on March 31, 2013.
Net interest income (fully taxable equivalent) was $6,462,000 during the first quarter of 2014 which is $75,000 higher than the comparable three month period of last year.  The net interest margin was negatively impacted by lower rates on new loan closings, but a $22.0 million increase in average loans outstanding helped to offset much of the decrease due to pricing.  A $14.9 million increase in average securities added $135,000 of additional earnings.  The yield on interest earning assets decreased two basis points compared to the prior quarter while the cost of funds decreased three basis points.  As a result, the net interest margin (fte) remained stable at 3.91% compared to the quarter ended December 31, 2013.  In comparison to the quarter ended March 31, 2013, the net interest margin (fte) declined from 4.07% to 3.91% due to the downward repricing of the balance sheet.
Other income totaled $1,053,000 in the first quarter of 2014 compared to $1,877,000 during the same period of last year.  The $824,000 decrease in other income reflects $770,000 of proceeds from a bank-owned life insurance policy recorded in 2013.  During the current period, the Company recognized a net gain of $95,000 from the sale of securities compared to $138,000 in the prior-year period.
Operating expenses totaled $4,132,000 in the first quarter and were $169,000, or 3.9%, lower than the same period of last year.  Foreclosed real estate costs provided the majority of the decrease and were $126,000 lower than the first quarter of last year while all other operating costs decreased $43,000, net.
Mr. Critelli stated that “Our first quarter results provide a good start for 2014.  While net income was down due to a non-recurring gain recognized in the first quarter of last year, our core earnings improved due to increased net interest income and reduced operating expenses.  We are continuing to work our way through credit quality issues that have been brought on by the prolonged economic downturn, and improving our credit quality will remain a top priority in 2014.  Our net interest margin continues to exceed peer banks, and our capital base continues to exceed peer and “well capitalized” targets.  We continue to search out opportunities available to us, and we look forward to serving our growing base of stockholders and customers as the economy slowly recovers from the recent downturn.”
Norwood Financial Corp. is the parent company of Wayne Bank which operates from sixteen offices throughout Wayne, Pike, Monroe and Lackawanna Counties, Pennsylvania.  The Company’s stock is traded on the Nasdaq Global Market under the symbol “NWFL”.
Forward-Looking Statements.
The Private Securities Litigation Reform Act of 1995 contains safe harbor provisions regarding forward-looking statements.  When used in this discussion, the words “believes”, “anticipates”, “contemplates”, “expects”, and similar expressions are intended to identify forward-looking statements.  Such statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those projected.  Those risks and uncertainties include changes in federal and state laws, changes in interest rates, risks associated with the acquisition of North Penn Bancorp, the ability to control costs and expenses, demand for real estate and general economic conditions.  The Company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
Non-GAAP Financial Measures
This release references tax-equivalent net interest income, which is a non-GAAP (Generally Accepted Accounting Principles) financial measure.  Tax-equivalent net interest income is derived from GAAP using an assumed tax rate of 34%.  We believe the presentation of net interest income on a tax–equivalent basis ensures comparability of net interest income arising from both taxable and tax-exempt sources and is consistent with industry practice.  The following reconciles net interest income to net interest income on a fully taxable equivalent basis:
(dollars in thousands)	Three months ended March 31,
	2014	2013
Net interest income	$6,145	$6,101
Tax equivalent basis adjustment using 34% marginal tax rate	317	286
Net interest income on a fully taxable equivalent basis	$6,462	$6,387

Contact:   William S. Lance
                 Executive Vice President &
                 Chief Financial Officer
                 NORWOOD FINANCIAL CORP.
                 570-253-8505
                 www.waynebank.com

NORWOOD FINANCIAL CORP.
Consolidated Balance Sheets
(dollars in thousands, except share data)
(unaudited)
	March 31
	2014	2013
ASSETS
Cash and due from banks	$8,607	$6,763
Interest-bearing deposits with banks	142	9,182
Cash and cash equivalents	8,749	15,945

Securities available for sale	156,165	148,598
Securities held to maturity, fair value 2014: $176 and 2013: $175	175	173
Loans receivable (net of unearned Income)	496,016	478,663
Less: Allowance for loan losses	5,727	5,726
Net loans receivable	490,289	472,937
Regulatory stock, at cost	2,741	2,533
Bank premises and equipment, net	7,031	7,191
Bank owned life insurance	17,930	14,402
Foreclosed real estate owned	1,364	1,099
Accrued interest receivable	2,330	2,456
Goodwill	9,715	9,715
Other intangible assets	477	610
Deferred tax asset	4,294	2,724
Other assets	1,974	2,370
TOTAL ASSETS	$703,234	$680,753

LIABILITIES
Deposits:
Non-interest bearing demand	$93,400	$84,357
Interest-bearing	446,676	451,275
Total deposits	540,076	535,632
Short-term borrowings	40,373	21,859
Other borrowings	23,373	25,343
Accrued interest payable	973	1,082
Other liabilities	4,239	3,917
TOTAL LIABILITIES	609,034	587,833

STOCKHOLDERS' EQUITY
Common Stock, $.10 par value, authorized 10,000,000 shares
issued: 2014: 3,708,718 shares, 2013: 3,709,034 shares	371	371
Surplus	35,050	34,912
Retained earnings	61,671	57,847
Treasury stock, at cost: 2014: 71,297 shares, 2013: 80,438 shares	(1,892)	(2,345)
Accumulated other comprehensive income (loss)	(1,000)	2,135
TOTAL STOCKHOLDERS' EQUITY	94,200	92,920

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$703,234	$680,753

NORWOOD FINANCIAL CORP.
Consolidated Statements of Income
(dollars in thousands, except per share data)
(unaudited)
	Three Months Ended March 31
	2014	2013
INTEREST INCOME
Loans receivable, including fees	$5,980	$6,186
Securities	987	868
Other	1	3
Total Interest income	6,968	7,057

INTEREST EXPENSE
Deposits	635	754
Short-term borrowings	22	12
Other borrowings	166	190
Total Interest expense	823	956
NET INTEREST INCOME	6,145	6,101
PROVISION FOR LOAN LOSSES	420	800
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	5,725	5,301

OTHER INCOME
Service charges and fees	575	592
Income from fiduciary activities	104	85
Net realized gains on sales of securities	95	138
Gains on sale of loans	39	11
Earnings and proceeds on life insurance policies	168	925
Other	71	126
Total other income	1,053	1,877

OTHER EXPENSES
Salaries and employee benefits	2,165	2,211
Occupancy, furniture and equipment	578	529
Data processing related	212	221
Taxes, other than income	165	174
Professional Fees	165	187
FDIC Insurance assessment	114	111
Foreclosed real estate owned	65	191
Other	668	677
Total other expenses	4,132	4,301

INCOME BEFORE TAX	2,646	2,877
INCOME TAX EXPENSE	682	569
NET INCOME	$1,964	$2,308

Basic earnings per share	$0.54	$0.64

Diluted earnings per share	$0.54	$0.63

NORWOOD FINANCIAL CORP.
Financial Highlights (Unaudited)
(dollars in thousands, except per share data)

For the Three Months Ended March 31	2014	2013

Net interest income	$6,145	$6,101
Net income	1,964	2,308

Net interest spread (fully taxable equivalent)	3.77%	3.91%
Net interest margin (fully taxable equivalent)	3.91%	4.07%
Return on average assets	1.13%	1.39%
Return on average equity	8.46%	10.02%
Basic earnings per share	$0.54	$0.64
Diluted earnings per share	$0.54	$0.63

As of March 31

Total assets	$703,234	$680,753
Total loans receivable	496,016	478,663
Allowance for loan losses	5,727	5,726
Total deposits	540,076	535,632
Stockholders' equity	94,200	92,920
Trust assets under management	129,739	118,091

Book value per share	$25.88	$25.66
Equity to total assets	13.40%	13.65%
Allowance to total loans receivable	1.15%	1.20%
Nonperforming loans to total loans	1.92%	2.63%
Nonperforming assets to total assets	1.55%	2.01%

NORWOOD FINANCIAL CORP.
Consolidated Balance Sheets (unaudited)
(dollars in thousands)
	March 31	December 31	September 30	June 30	March 31
	2014	2013	2013	2013	2013
ASSETS
Cash and due from banks	$8,607	$7,528	$15,193	$9,872	$6,763
Interest-bearing deposits with banks	142	335	12,221	17,425	9,182
Cash and cash equivalents	8,749	7,863	27,414	27,297	15,945

Securities available for sale	156,165	158,132	150,904	150,750	148,598
Securities held to maturity	175	174	174	173	173
Loans receivable (net of unearned income)	496,016	503,097	486,968	480,715	478,663
Less: Allowance for loan losses	5,727	5,708	5,558	5,749	5,726
Net loans receivable	490,289	497,389	481,410	474,966	472,937
Regulatory stock, at cost	2,741	2,877	2,141	2,527	2,533
Bank owned life insurance	17,930	17,790	14,653	14,527	14,402
Bank premises and equipment, net	7,031	7,125	7,250	7,206	7,191
Foreclosed real estate owned	1,364	1,009	993	1,297	1,099
Goodwill and other intangibles	10,192	10,225	10,258	10,290	10,325
Other assets	8,598	8,650	8,574	8,573	7,550
TOTAL ASSETS	$703,234	$711,234	$703,771	$697,606	$680,753

LIABILITIES
Deposits:
Non-interest bearing demand	$93,400	$92,684	$101,632	$93,881	$84,357
Interest-bearing deposits	446,676	448,498	447,066	456,269	451,275
Total deposits	540,076	541,182	548,698	550,150	535,632
Other borrowings	63,746	73,675	58,422	52,225	47,202
Other liabilities	5,212	4,513	5,305	4,771	4,999
TOTAL LIABILITIES	609,034	619,370	612,425	607,146	587,833

STOCKHOLDERS' EQUITY	94,200	91,864	91,346	90,460	92,920

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$703,234	$711,234	$703,771	$697,606	$680,753

NORWOOD FINANCIAL CORP.
Consolidated Statements of Income (unaudited)
(dollars in thousands, except per share data)
	March 31	December 31	Sept 30	June 30	March 31
Three months ended	2014	2013	2013	2013	2013
INTEREST INCOME
Loans receivable, including fees	$5,980	$6,019	$6,202	$6,169	$6,186
Securities	987	972	939	877	868
Other	1	9	5	10	3
Total interest income	6,968	7,000	7,146	7,056	7,057

INTEREST EXPENSE
Deposits	635	674	701	719	754
Borrowings	188	181	175	193	202
Total interest expense	823	855	876	912	956
NET INTEREST INCOME	6,145	6,145	6,270	6,144	6,101
PROVISION FOR LOAN LOSSES	420	400	400	800	800
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	5,725	5,745	5,870	5,344	5,301

OTHER INCOME
Service charges and fees	575	578	614	620	592
Income from fiduciary activities	104	94	111	89	85
Net realized gains on sales of securities	95	291	198	254	138
Gains (losses) on sale of loans and servicing rights	39	121	(12)	1	11
Earnings and proceeds on life insurance	168	162	150	148	925
Other	71	64	155	100	126
Total other income	1,053	1,310	1,216	1,212	1,877

OTHER EXPENSES
Salaries and employee benefits	2,165	2,009	2,103	2,124	2,211
Occupancy, furniture and equipment, net	578	550	507	550	529
Foreclosed real estate owned	65	73	217	86	191
FDIC insurance assessment	114	109	114	110	111
Other	1,210	1,357	1,232	1,263	1,259
Total other expenses	4,132	4,098	4,173	4,133	4,301

INCOME BEFORE TAX	2,646	2,957	2,913	2,423	2,877
INCOME TAX EXPENSE	682	776	777	584	569
NET INCOME	$1,964	$2,181	$2,136	$1,839	$2,308

Basic earnings per share	$0.54	$0.60	$0.59	$0.51	$0.64

Diluted earnings per share	$0.54	$0.60	$0.59	$0.51	$0.63

Book Value per share	$25.88	$25.43	$25.54	$24.98	$25.66

Return on average equity (annualized)	8.46%	9.33%	9.33%	7.87%	10.02%
Return on average assets (annualized)	1.13%	1.23%	1.22%	1.07%	1.39%

Net interest spread (fte)	3.77%	3.76%	3.89%	3.83%	3.91%
Net interest margin (fte)	3.91%	3.91%	4.05%	3.99%	4.07%

Allowance for loan losses to total loans	1.15%	1.13%	1.14%	1.20%	1.20%
Net charge-offs to average loans (annualized)	0.32%	0.21%	0.49%	0.65%	0.48%
Nonperforming loans to total loans	1.92%	1.90%	2.11%	2.41%	2.63%
Nonperforming assets to total assets	1.55%	1.48%	1.60%	1.85%	2.01%